UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indentures and the Notes

On March 20, 2015, The J. M. Smucker Company, an Ohio corporation (the “Company”), completed an offering of (i) $500.0 million aggregate principal amount of its 1.75% unsecured, unsubordinated notes due 2018 (the “2018 notes”), (ii) $500.0 million aggregate principal amount of its 2.50% unsecured, unsubordinated notes due 2020 (the “2020 notes”), (iii) $400.0 million aggregate principal amount of its 3.00% unsecured, unsubordinated notes due 2022 (the “2022 notes”), (iv) $1,000.0 million aggregate principal amount of its 3.50% unsecured, unsubordinated notes due 2025 (the “2025 notes”), (v) $650.0 million aggregate principal amount of its 4.25% unsecured, unsubordinated notes due 2035 (the “2035 notes”) and (vi) $600.0 million aggregate principal amount of its 4.375% unsecured, unsubordinated notes due 2045 (the “2045 notes”, and together with the 2018 notes, the 2020 notes, the 2022 notes, the 2025 notes and the 2035 notes, the “notes”). The notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Company used the proceeds of the notes to finance, in part, (i) the cash consideration payable in its completed acquisition of Blue Acquisition Group, Inc. (“BAG”), (ii) the refinancing of (x) certain indebtedness of Big Heart Pet Brands, a wholly-owned subsidiary of BAG (“BHPB”), and (y) the Company’s private placement notes and (iii) the payment of fees and expenses in connection with the transactions. The notes are unsecured, unsubordinated obligations of the Company and are guaranteed on an unsecured, unsubordinated basis by J.M. Smucker LLC and The Folgers Coffee Company, each of which is a wholly-owned subsidiary of the Company (collectively, the “Guarantors”).

The notes were issued pursuant to an indenture, dated as of March 20, 2015, between the Company and U.S. Bank National Association, as trustee (the “Notes Trustee”), as supplemented by a supplemental indenture, dated as of March 20, 2015, between the Company, the Guarantors and the Notes Trustee (together, the “indentures”).

The Company will pay interest on the notes semiannually on March 15 and September 15 of each year, commencing on September 15, 2015.

The Company may redeem some or all of the notes at any time and from time to time at a price equal to 100% of the principal amount of the notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The indentures contain covenants that will limit the ability of the Company and its subsidiaries to, among other things and subject to certain significant exceptions: (i) incur debt for borrowed money secured by liens on certain assets, (ii) engage in certain sale and leaseback transactions and (iii) sell all or substantially all of the Company’s or any Guarantor’s assets or merge or consolidate with or into other companies. The indentures also provide for certain events of default, which, if any of them occurs, would permit or require the principal amount and accrued and unpaid interest on all the then outstanding notes of a particular series to be declared immediately due and payable.

The foregoing description of the indentures does not purport to be complete and is qualified in its entirety by reference to the indentures, copies of which are attached hereto as Exhibits 4.1 and 4.2, and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the notes, on March 20, 2015, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) between the Company, the Guarantors, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use their commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the notes for new notes (the “exchange notes”) with terms substantially identical in all material respects to the notes, except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate for failure to comply with the Registration Rights Agreement, (ii) cause the exchange offer registration statement to be declared effective under the Securities Act and (iii) complete the exchange offer within 60 days of the effectiveness of the exchange offer registration statement. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date the Company mails notice of the exchange offer to holders of the notes.

If the Company determines that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of the notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the Securities and Exchange Commission (the “SEC”) or if for any reason the exchange offer is not completed within 365 days after the issuance of the notes, or, if in certain circumstances any initial purchaser of the notes so requests in writing in connection with any offer or sale of notes, representing that it holds notes that were ineligible to be exchanged in the exchange offer, the Company and the Guarantors will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of such notes and to keep that shelf registration continuously effective for a period that will terminate when all such notes cease to be Registrable Securities (as defined in the Registration Rights Agreement).

If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to notes of a particular series that are Registrable Securities, then additional interest shall accrue on the principal amount of the notes of such series that are Registrable Securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Prepayment of Company Private Placement Notes

On March 20, 2015, the Company prepaid all of its outstanding private placement notes, which included those certain (i) $24.0 million of 6.12% senior notes due November 2015, (ii) $376.0 million of 6.63% senior notes due November 2018, (iii) $300.0 million of 5.55% senior notes due April 2022 and (iv) $400.0 million of 4.50% senior notes due June 2025. The optional prepayment of the private placement notes resulted in the Company incurring approximately $163.3 million in the aggregate of related prepayment premium and additional interest.

Termination of Bridge Credit Agreement

On March 20, 2015, in connection with the issuance of the notes, the Company terminated its Bridge Term Loan Credit Agreement (“Bridge Facility”), dated as of March 2, 2015, among the Company, the Guarantors, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. The Bridge Facility had no amounts borrowed under it at termination and no prepayment premium resulted from the termination.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 23, 2015, the Company completed its acquisition of BAG pursuant to that certain Agreement and Plan of Merger, dated as of February 3, 2015 (the “Merger Agreement”), by and among the Company, BAG, a Delaware corporation and the parent of BHPB, SPF Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub One”), SPF Holdings II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub Two”), and for the limited purposes set forth in the Merger Agreement, Blue Holdings I, L.P., the controlling stockholder of BAG (“Blue Holdings”). Pursuant to the terms of the Merger Agreement, the acquisition of BAG was effected by the way of two mergers (the “Mergers”) as a result of which the assets and liabilities of BAG are now held by a direct wholly owned subsidiary of the Company.

The aggregate consideration paid by the Company in respect of all shares of common stock, par value $0.01 per share, of BAG (“BAG Common Stock”), and outstanding equity awards of BAG consisted of approximately $1.42 billion in cash, which is subject to a potential post-closing adjustment, and approximately 17.9 million common shares of the Company’s common stock (“Company Shares”).

At the effective time of the initial merger (the “Effective Time”), each share of outstanding BAG Common Stock (other than any shares held by BAG as treasury stock, which were cancelled) was converted into the right to receive approximately $4.30 in cash, subject to a potential post-closing adjustment, and approximately 0.05 Company Shares. At the Effective Time, each outstanding BAG restricted stock award became fully vested and was cancelled and converted into the right to receive the per share merger consideration on the same basis as outstanding shares of BAG Common Stock, less any applicable tax withholding. Subject to specified exceptions, each outstanding BAG option that had an exercise price less than the Per Share Common Stock Merger Consideration Cash Value (as defined in the Merger Agreement) was cancelled and converted into the right to receive the per share merger consideration (in the case of certain options, on an all-cash basis) in respect of each net share of BAG Common Stock (after adjusting for the exercise price) subject to the respective option, less any applicable tax withholding. Each outstanding BAG option that had an exercise price equal to or greater than the Per Share Common Stock Merger Consideration Cash Value was cancelled for no consideration.

In connection with the consummation of the Mergers, Simon Brown, Kevin Mundt, and David Hooper were designated as observers on the Company’s board of directors pursuant to the Shareholders Agreement, dated as of February 3, 2015 (the “Shareholders Agreement”), by and among the Company, BAG, Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest Partners US Holdings, LLC and certain of their affiliated investment funds. The Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2015, the Company borrowed $1,750.0 million under its Term Loan Credit Agreement (“Term Facility”), dated as of March 2, 2015, among the Company, the Guarantors, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. The proceeds of the borrowings were used to finance, in part, (i) the cash consideration payable in the Company’s completed acquisition of BAG, (ii) the refinancing of certain indebtedness of BHPB and (iii) the payment of fees and expenses in connection with the transactions.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the notes is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Securities.

The issuance of Company Shares pursuant to the Merger Agreement in connection with the transactions described in Item 2.01 above was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder. The Company Shares issued pursuant to the Merger Agreement were issued to Blue Holdings, a small number of other stockholders of BAG, all of whom are accredited investors, and a small number of holders of BAG options, all of whom are accredited investors. The disclosure regarding the Merger Agreement under Item 2.01 above is incorporated in this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Performance-Based Stock Options

On March 19, 2015, the Company granted performance-based nonstatutory stock options to certain eligible participants, including the Company’s named executive officers. The options have an exercise price equal to $111.86, the fair market value of the Company’s common stock on the grant date. The material terms and conditions of the grants are summarized below.

The one-year performance-based options will fully vest on the first anniversary of the grant date if (i) the Company achieves certain “synergy realization” and EBITDA performance criteria (each, as defined in the applicable award agreement(s)), and (ii) the participant is employed by the Company on the applicable vesting date.

The three-year performance-based options will vest ratably on each of the first three anniversaries of the grant date if (i) the Company achieves certain “synergy realization” and EBITDA performance criteria (each, as defined in the applicable award agreement(s)) and (ii) the participant is employed by the Company on the applicable vesting date. The terms of the three-year performance-based options also provide for catch-up vesting, such that if an option tranche fails to vest for a particular year due to the non-achievement of the performance criteria, such tranche will be eligible to vest if a specified cumulative performance goal is achieved with respect to the next applicable vesting date.

The foregoing descriptions of the performance-based options does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable award agreements, which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Appointment of Director

Effective upon the consummation of the Mergers, David J. West was appointed as a member of the Company’s board of directors. There are no arrangements or understandings between Mr. West and any other person pursuant to which Mr. West was selected as a director and, except as described below, since the beginning of the last fiscal year there have been no related party transactions between the Company and Mr. West that would be reportable under Item 404(a) of Regulation S-K.

Employment Agreement between the Company and David J. West

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into an employment agreement (the “Employment Agreement”) with David J. West. The Employment Agreement is dated February 3, 2015, became effective as of the Effective Time, and will continue until April 30, 2016, unless it is terminated earlier pursuant to the terms of the Employment Agreement.

Compensation & Benefits

Mr. West’s base salary will be $750,000, subject to annual review by the Executive Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Under the Employment Agreement, he is eligible to receive $1.1 million, representing the accrued amount under the BHPB Annual Incentive Plan, plus $100,000, representing a pro-rata portion of his 2014 target bonus under his prior employment agreement. Effective May 2015, Mr. West is eligible to earn an annual bonus under the Company’s Management Incentive Plan (the “MIP Bonus”), targeted at 100% of base salary, with a maximum opportunity equal to 200% of base salary. The MIP Bonus is not guaranteed and is subject to the performance of the Company and Mr. West’s individual achievements.

The Employment Agreement also provides for a lump-sum deferred compensation payment in the amount of $4.8 million, payable 60 days after Mr. West’s employment termination date (the “Deferred Payment”). In addition, as an incentive to remain employed by the Company, Mr. West is eligible to receive $1.2 million in the event he remains employed through April 30, 2016 (the “Retention Award”). The Retention Award will be paid within ten business days after April 30, 2016.

Stock Options

Under the Employment Agreement, Mr. West is entitled to receive a one-time grant of 125,000 options with an exercise price equal to the fair market value of the Company’s common stock on the grant date. The options will be subject to service- and performance-based vesting. If Mr. West’s employment is terminated without “cause” or for “good reason” (each, as defined in the Employment Agreement), the next tranche of options that would have vested at the time of Mr. West’s termination of employment will no longer be subject to the service-based vesting requirement and any vested options will remain exercisable until the third anniversary of the termination date (but in no event later than the expiration date); however, the options will continue to be subject to the achievement of the applicable financial performance criteria. If Mr. West’s employment is terminated for any other reason, Mr. West’s unvested options will be cancelled without consideration therefore as of the date of the termination of his employment. The foregoing description of Mr. West’s stock options does not purport to be complete and is qualified in its entirety by reference to the full text of the form of option award agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Long-Term Incentive Award

Pursuant to the terms of the Employment Agreement, Mr. West is eligible to earn a discretionary annual grant of restricted common shares in an amount equal to 150% of his annual base salary (the “LTIP Bonus”), conditioned on the achievement of performance objectives established by the Compensation Committee. Once granted, the restricted common shares will be subject to service-based vesting over four years on each of the first four anniversaries of the grant date.

Severance upon Termination of Employment

In the event that Mr. West’s employment is terminated by the Company without cause, or if Mr. West resigns for good reason, he will be eligible to receive certain severance benefits, including: (i) a lump sum payment equal to his base salary through the end of the fiscal year in which termination occurs (the “Base Salary Payment”); (ii) a pro-rata portion of his actual bonus for the year of termination and any bonus earned but unpaid with respect to the fiscal year prior to termination; (iii) the Retention Award, if not already paid; (iv) the Deferred Payment; (v) the accrued amount of Mr. West’s supplemental employee retirement plan balance, payable in a lump sum on the 60th day following the termination date; (vi) company-paid continuation of group medical, life and disability insurance plans for him, his spouse and his dependents, for three months (the “Welfare Continuation Benefit”); (vii) the stock option vesting and continued exercisability as described above; and (viii) accelerated vesting of the tranche of the LTIP Bonus that would have vested in the year of termination.

In the event that Mr. West’s employment is terminated due to Mr. West’s death or “disability” (as defined in the Employment Agreement), Mr. West is entitled to the same severance benefits as described in the paragraph above, with the exception of the Base Salary Payment and the Welfare Continuation Benefit.

In addition, if Mr. West’s employment is terminated for cause, or if Mr. West resigns without good reason, Mr. West is entitled to (i) the Deferred Payment, (ii) the accrued amount of Mr. West’s supplemental retirement plan balance, and (iii) only if Mr. West resigns without good reason between April 30, 2016 and the vesting date of the first tranche of the LTIP Bonus made in respect of the 2015 fiscal year, but continues to be a member of the Company’s Board of Directors, Mr. West will be entitled to continued vesting of such tranche of the LTIP Bonus.

In order to receive certain of the above benefits, Mr. West is required to a sign a release of claims in favor of the Company.

Pursuant to the Employment Agreement, Mr. West has agreed to certain restrictive covenants, including a perpetual confidentiality covenant and one-year post-termination non-competition and non-solicitation covenants.

Change in Control Severance Agreements with Key Employees

In connection with the Company’s ongoing efforts to align its compensation program with competitive market practices, the Compensation Committee, with the advice of its independent compensation consultant, authorized the Company to enter into Change in Control Severance Agreements (the “Severance Agreement”) with several of its key employees, including David J. West and all of the Company’s named executive officers.

The term of the Severance Agreement is two years, with automatic one-year renewals on each one-year anniversary of the effective date. Subject to limited exceptions, the Company’s Board of Directors may terminate the Severance Agreement at its discretion.

Generally, the Severance Agreement only entitles key employees to severance benefits upon a termination without “cause” or for “good reason” in connection with a “change in control” (each as defined in the Severance Agreement). Under those limited circumstances, an eligible employee will receive severance benefits of: (i) two times the sum of annual base salary and the target annual bonus; (ii) pro-rata target bonus for the year of termination; (iii) a lump sum amount equal to COBRA premiums for 18 months; and (iv) outplacement services not to exceed $25,000. In order to receive severance payments, the employee must execute a general release of claims in favor of the Company.

In the event that any payment or benefit due to an employee would be subject to the excise tax under Section 4999 of the Internal Revenue Code (the “Code”), based on such payments being classified as “excess parachute payments” under Section 280G of the Code, then the amounts payable to such employee will be reduced to the maximum amount that does not trigger the excise tax, unless the applicable employee would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.

The Severance Agreement includes an 18-month post-termination non-competition covenant.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 23, 2015, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of BAG as of April 27, 2014 and April 28, 2013 and for the fiscal years ended April 27, 2014, April 28, 2013, and April 29, 2012 are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

The unaudited consolidated financial statements of BAG as of January 25, 2015 and April 27, 2014 and for the nine months ended January 25, 2015 and January 26, 2014 are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of January 31, 2015 and the unaudited pro forma condensed combined income statements for the fiscal year ended April 30, 2014 and for the nine months ended January 31, 2015 (the “Pro Forma Financial

Statements”) are filed as Exhibit 99.4 hereto and are incorporated herein by reference. The Pro Forma Financial Statements give effect to the Mergers and the consummation of the Company’s completed financing transactions related to the Mergers, and are based on the historical consolidated financial statements of the Company and BAG. The Pro Forma Financial Statements update the unaudited pro forma condensed combined financial information previously furnished as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on March 9, 2015, which were based on the historical consolidated financial statements of the Company and BHPB.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2015, by and among Blue Acquisition Group, Inc., The J. M. Smucker Company, SPF Holdings I, Inc., SPF Holdings II, LLC and, for the limited purposes set forth therein, Blue Holdings I, L.P. (filed as exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 4, 2015 and incorporated herein by reference).

4.1	Indenture, dated as of March 20, 2015, between The J. M. Smucker Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of March 20, 2015, by and among The J. M. Smucker Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Registration Rights Agreement, dated as of March 20, 2015, by and among The J. M. Smucker Company, the initial guarantors set forth therein, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

10.1	Shareholders Agreement, dated as of February 3, 2015, by and among The J. M. Smucker Company, Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest Partners US Holdings, LLC, and the shareholders named therein (filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 4, 2015 and incorporated herein by reference).

10.2	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and the Optionee (one-year vesting).

10.3	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and the Optionee (three-year vesting).

10.4	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and David J. West.

10.5	Form of Change in Control Severance Agreement by and between The J. M. Smucker Company and the Executive party thereto.

23.1	Consent of KPMG LLP.

99.1	Press Release issued by The J. M. Smucker Company on March 23, 2015.

99.2	Audited Consolidated Financial Statements of Blue Acquisition Group, Inc. as of April 27, 2014 and April 28, 2013 and for the fiscal years ended April 27, 2014, April 28, 2013, and April 29, 2012.

99.3	Unaudited Consolidated Financial Statements of Blue Acquisition Group, Inc. as of January 25, 2015 and April 27, 2014 and for the nine months ended January 25, 2015 and January 26, 2014.

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of January 31, 2015 and Unaudited Pro Forma Condensed Combined Income Statements for the fiscal year ended April 30, 2014 and for the nine months ended January 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: March 23, 2015	By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2015, by and among Blue Acquisition Group, Inc., The J. M. Smucker Company, SPF Holdings I, Inc., SPF Holdings II, LLC and, for the limited purposes set forth therein, Blue Holdings I, L.P. (filed as exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 4, 2015 and incorporated herein by reference).

4.1	Indenture, dated as of March 20, 2015, between The J. M. Smucker Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of March 20, 2015, by and among The J. M. Smucker Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Registration Rights Agreement, dated as of March 20, 2015, by and among The J. M. Smucker Company, the initial guarantors set forth therein, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

10.1	Shareholders Agreement, dated as of February 3, 2015, by and among The J. M. Smucker Company, Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest Partners US Holdings, LLC, and the shareholders named therein (filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 4, 2015 and incorporated herein by reference).

10.2	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and the Optionee (one-year vesting).

10.3	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and the Optionee (three-year vesting).

10.4	Form of Nonstatutory Stock Option Agreement between The J. M. Smucker Company and David J. West.

10.5	Form of Change in Control Severance Agreement by and between The J. M. Smucker Company and the Executive party thereto.

23.1	Consent of KPMG LLP.

99.1	Press Release issued by The J. M. Smucker Company on March 23, 2015.

99.2	Audited Consolidated Financial Statements of Blue Acquisition Group, Inc. as of April 27, 2014 and April 28, 2013 and for the fiscal years ended April 27, 2014, April 28, 2013, and April 29, 2012.

99.3	Unaudited Consolidated Financial Statements of Blue Acquisition Group, Inc. as of January 25, 2015 and April 27, 2014 and for the nine months ended January 25, 2015 and January 26, 2014.

99.4	Unaudited Pro Forma Condensed Combined Balance Sheet as of January 31, 2015 and Unaudited Pro Forma Condensed Combined Income Statements for the fiscal year ended April 30, 2014 and for the nine months ended January 31, 2015.